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                                                                     Exhibit 3.4

                             THE COMPANIES ACT 1985

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                       A PUBLIC COMPANY LIMITED BY SHARES

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                           MEMORANDUM OF ASSOCIATION

                                       of

                                CARNIVAL PLC/1/

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1.   The name of the Company is "Carnival plc".

2.   The Company is to be a public company.

3. The registered office of the Company is to be situated in England and Wales.

4.   The objects for which the Company is established are:

4.1 To enter into, operate and carry into effect the Equalization and Governance Agreement made between the Company and Carnival Corporation, a corporation organized under the laws of the Republic of Panama ("Carnival"), the SVE Special Voting Deed among, inter alia, the Company, Carnival, DLC SVC Limited, a company incorporated in England and Wales, The Law Debenture Trust Corporation (Cayman) Limited, as trustee of the P&O Princess Special Voting Trust, a trust organized under the laws of the Cayman Islands, and The Law Debenture Trust Corporation p.l.c., a company incorporated in England and Wales; the Deed of Guarantee made between the Company and Carnival in favour of certain creditors of Carnival; the Deed of Guarantee made between Carnival and the Company in favour of certain creditors of the Company and the Carnival Corporation Deed made between Carnival and the Company, each as described in the circular to shareholders of the Company dated 17 March 2003 with full power to:

     4.1.1 agree any amendment or termination of all or any of the terms of the said Agreement or the said Deeds in accordance with the terms thereof;

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/1/  Name changed from "P&O Princess Cruises plc" to "Carnival plc" on 17 April
     2003.

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     4.1.2   enter into, operate and carry into effect any further or other agreements or arrangements with or in connection with Carnival; and

     4.1.3 do all such things as in the opinion of the Directors are necessary or desirable for the furtherance of this object or for the furtherance, maintenance or development of the relationship with Carnival constituted by or arising out of any agreement, deed or other arrangement mentioned in or made in accordance with this sub-clause.

4.2.

     4.2.1 To carry on the business of ship and boat owners, forwarding and general agents, organising and conducting cruises, tours, holidays and excursions and to carry on the business as carriers of passengers and goods by sea, river, land and air, travel agents, tourist agents and contractors, insurance brokers, agents for the operators of sea, river, land and air carriage undertakings, and to provide passengers, travellers and tourists with hotel and other services and conveniences of all kinds.

     4.2.2 To co-ordinate, finance and manage all or any part of the operations of any company which is a subsidiary company of or otherwise under the control of the Company and generally to carry on the business of a holding company.

     4.2.3 To carry out such operations and to manufacture or deal with such goods and to purchase or otherwise acquire, take options over, construct, lease, hold, manage, maintain, alter, develop, exchange or deal with such property, rights or privileges (including the whole or part of the business, property or liabilities of any other person or company) as may seem to the board of directors directly or indirectly to advance the interests of the Company.

     4.2.4 To enter into such commercial or other transactions in connection with any trade or business of the Company as may seem to the board of directors desirable for the purpose of the Company's affairs.

     4.2.5 To apply for, purchase or otherwise acquire, protect, maintain and renew any patents, patent rights, trade marks, designs, licences and other intellectual property rights of all kinds or any secret or other information as to any invention and to use, exercise, develop or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired and to experiment with any such rights which the Company may propose to acquire.

     4.2.6 To invest and deal with the moneys of the Company not immediately required in any manner and hold and deal with any investment so made.

     4.2.7 To pay or to provide or to make such arrangements for providing such gratuities, pensions, benefits, share option and acquisition schemes, loans and other matters and to establish, support, subsidise and subscribe to any institutions, associations, clubs, schemes, funds or trusts (whether to or for the benefit of present or past directors or employees of the Company or its predecessors in business or of any company which is a subsidiary company of the Company or is allied to or associated with the Company or with any such subsidiary company or to or for or for the benefit of persons who are or were

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             related to or connected with or dependants of any such directors or employees) as may seem to the board of directors directly or indirectly to advance the interests of the Company.

     4.2.8 To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

     4.2.9 To act as agents, brokers or trustees, and to enter into such arrangements (whether by way of amalgamation, partnership, profit sharing, union of interests, co-operation, joint venture or otherwise) with other persons or companies as may seem to the board of directors to advance the interests of the Company and to vest any property of the Company in any person or company on behalf of the Company and with or without any declaration of trust in favour of the Company.

     4.2.10 To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state or municipality, or any other department or authority, or enter into arrangements with any such body, for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the board of directors to be expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company.

     4.2.11 To sell, lease, dispose of, grant rights over or otherwise deal with the whole or any part of the undertaking, property or assets of the Company on such terms as the board of directors may decide, and to distribute any property or assets of the Company of whatever kind in specie among the members of the Company.

     4.2.12 To pay for any rights or property acquired by the Company or any of its subsidiaries and to remunerate any person or company, whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part, or by any other method the board of directors thinks fit.

     4.2.13 To establish or promote companies and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, hold, dispose of and deal with, and guarantee the payment of interest, dividends and capital on all or any of the shares, debentures, debenture stock or other securities or obligations of any company or association and to pay or provide for brokerage, commission and underwriting in respect of any such issue on such terms as the board of directors may decide.

     4.2.14 To carry on through any subsidiary or associated company any activities which the Company is authorised to carry on and to make any arrangements whatsoever with such company (including any arrangements for taking the profits or bearing the losses of any such activities) as the board of directors thinks fit.

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     4.2.15  To raise or borrow money in such manner as the board of directors thinks fit and to receive deposits and to mortgage, charge, pledge or give liens or other security over the whole or any part of the Company's undertaking, property and assets (whether present or future), including its uncalled capital, for such purposes and in such circumstances and on such terms and conditions as the board of directors thinks fit.

     4.2.16 To lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, and whether secured or unsecured, whether in respect of its own obligations or those of some other person or company, in such circumstances and on such terms and conditions as the board of directors thinks fit.

     4.2.17 To pay or agree to pay all or any of the promotion, formation and registration expenses of the Company.

     4.2.18 To contribute to or support any public, general, political, charitable, benevolent or useful object, which it seems to the board of directors to be in the interests of the Company or its members to contribute to or support.

     4.2.19 To do all or any of the things stated in this clause 4 in any part of the world whether as principal, agent or trustee or otherwise and either alone or jointly with others and either by or through agents, subcontractors, trustees or otherwise.

     4.2.20 To do all such other things as the board of directors considers will further the interests of the Company or to be incidental or conducive to the attainment of all or any of the objects stated in this clause 4.

5. The objects stated in each part of clause 4 shall not be restrictively construed but shall be given the widest interpretation. In clause 4, the word "company" shall be deemed, except where used to refer to the Company, to include any partnership or other body of persons, whether corporate or unincorporate and whether domiciled in the United Kingdom or elsewhere. Except where the context expressly so requires, none of the sub-clauses of clause 4, or the objects stated in clause 4, or the powers conferred by clause 4 shall be limited by, or be deemed subsidiary or auxiliary to, any other sub-clause of clause 4, or any other object stated in clause 4 or any other power conferred by clause 4.

6.   The liability of the members is limited.

7. The share capital of the Company is(pound)50,000 divided into 2 subscriber shares of(pound)1 each and 49,998 redeemable preference shares of(pound)1 each/2/.

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/2/  This is the share capital of the Company as at 28 July 2000. A statement of the Company's share capital on incorporation is given at the end of the memorandum of association.

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We, the subscribers to this memorandum of association, wish to be formed into a company pursuant to this memorandum. We agree to take the number of shares shown opposite our respective names.

Name and address of subscriber                            Number of shares taken

Michael Gradon                                            One Subscriber Share

The Summer House
18 Granville Road
Limpsfield, Oxted
Surrey
RH8 0DA

Nicholas Luff                                             One Subscriber Share

30 Kings Avenue
Carshalton
Surrey
SM5 4NX

                                                          Total shares taken

                                                          Two Subscriber Shares


Date: 17 July 2000

Witness to signatures: Stephanie Belton

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